Millicom International Cellular S.A. Code: <XXX-XXX-XXX> e.g., MIC-POL-GOV <Policy Name> - ESP (if Spanish version) Version: <XXX> Effective Date: DD-MMM-YYYY Next Review Date: DD-MMM-YYYY Classification: <Internal, Public, Confidential> Document Type: Policy Policy Owner: <Owner Name> <Role Name> #96962416v6 Millicom International Cellular S.A. Compensation Recoupment Policy 2023 Human Resources

<Classification> - Copyright © 2023 Millicom International Cellular S.A., all rights reserved. Page 1 of 8 #96962416v6 TABLE OF CONTENTS 1 Purpose ...............................................................................................................................................................2 2 Scope and Applicability.......................................................................................................................................2 3 Definitions ..........................................................................................................................................................2 4 Policy Requirements ...........................................................................................................................................6 4.1 Recoupment of Erroneously Awarded Compensation ...............................................................................6 4.2 Interpretation .............................................................................................................................................7 4.3 Other Compensation Clawback/Recoupment Rights .................................................................................7 4.4 Exempt Compensation ...............................................................................................................................8 4.5 Miscellaneous .............................................................................................................................................8 5 Exceptions ...........................................................................................................................................................9 6 Enforcement .......................................................................................................................................................9

<Classification> - Copyright © 2023 Millicom International Cellular S.A., all rights reserved. Page 2 of 8 #96962416v6 1 PURPOSE This Millicom Compensation Recoupment Policy (“Policy”) has been adopted by the Committee of Millicom International Cellular S.A. (the “Company”) on December 1st 2023. This Policy provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws in accordance with the terms and conditions set forth herein. This Policy is intended to comply with the requirements of Section 10D of the Exchange Act (as defined below) and Section 5608 of the Nasdaq Listing Rules. This Policy is intended to supersede and replace the Millicom Group Executive Compensation Clawback Policy, which was approved by the Board (as defined below) on January 1, 2021 (the “Prior Policy”). 2 SCOPE AND APPLICABILITY This Policy applies to certain incentive compensation awarded or paid to current or former Executive Officers (as defined below) and authorizes the Committee (as defined below) to seek recovery of incentive compensation awarded or paid in the event of a Financial Restatement (as defined below). There are no local policies or annexes to this policy. Each Covered Officer (as defined below) shall execute an acknowledgement that the Covered Officer has received, read and signed a copy of this Policy. 3 DEFINITIONS Term Definition Committee Means the Compensation and Talent Committee of the Board of Directors (“the Board”) or any successor committee thereof. Covered Compensation Means any Incentive-based Compensation “received” by a Covered Executive during the applicable Recoupment Period; provided that: (i) such Covered Compensation was received by such Covered Executive (A) after the Effective Date, (B) after he or she commenced service as an Executive Officer and (C) while the Company had a class of securities publicly listed on a United States national securities exchange; and (ii) such Covered Executive served as an Executive Officer at any time during the performance period applicable to such Incentive- based Compensation. For purposes of this Policy, Incentive-based Compensation is “received” by a Covered Executive during the fiscal period in which the Financial Reporting Measure applicable to such Incentive-based Compensation (or portion thereof) is attained, even if the payment or grant of such Incentive-based Compensation is made thereafter. Covered Executive Means any current or former Executive Officer. Effective Date Means the date on which Section 5608 of the Nasdaq Listing Rules becomes effective. Exchange Act Means the U.S. Securities Exchange Act of 1934, as amended.

<Classification> - Copyright © 2023 Millicom International Cellular S.A., all rights reserved. Page 3 of 8 #96962416v6 Term Definition Executive Officer Means, with respect to the Company, (i) its chief executive officer, (ii) its principal financial officer, (iii) its principal accounting officer (or if there is no such accounting officer, its controller), (iv) any executive vice- president, (v) any other officer who performs a policy-making function for the Company (including any officer of the Company’s parent(s) or subsidiaries if they perform policy-making functions for the Company), and (vi) any other person who performs similar policy-making functions for the Company. Policy-making function is not intended to include policy-making functions that are not significant. The determination as to an individual’s status as an Executive Officer shall be made by the Committee and such determination shall be final, conclusive and binding on such individual and all other interested persons. As of the date hereof, the Executive Officers include the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, the Chief Commercial and Technology Officer, the Chief Legal and Compliance Officer, the Chief External Affairs Officer, the Chief Human Resources Officer, and the Chief Accounting Officer; this list will be reviewed and amended by the Committee from time to time. Financial Reporting Measure Means any (i) measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, (ii) stock price measure or (iii) total shareholder return measure (and any measures that are derived wholly or in part from any measure referenced in clause (i), (ii) or (iii) above). For the avoidance of doubt, any such measure does not need to be presented within the Company’s financial statements or included in a filing with the U.S. Securities and Exchange Commission to constitute a Financial Reporting Measure. Financial Restatement Means a restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. federal securities laws that is required in order to correct: (i) an error in previously issued financial statements that is material to the previously issued financial statements; or (ii) an error that would result in a material misstatement if (A) the error were corrected in the current period or (B) left uncorrected in the current period. For purposes of this Policy, a Financial Restatement shall not be deemed to occur in the event of a revision of the Company’s financial statements due (x) to an out-of-period adjustment or (y) a retrospective (1) application of a change in accounting principles; (2) revision to reportable segment information due to a change in the structure of the Company’s internal organization; (3) reclassification due to a discontinued operation; (4) application of a change in reporting entity, such as from a reorganization of entities under common control; (5) revision for stock splits, reverse stock splits, stock dividends or other changes in capital

<Classification> - Copyright © 2023 Millicom International Cellular S.A., all rights reserved. Page 4 of 8 #96962416v6 Term Definition structure; or (6) adjustment to provisional amounts in connection with a prior business combination. Incentive-based Compensation Means any compensation (including, for the avoidance of doubt, any cash or equity or equity-based compensation, whether deferred or current) that is granted, earned and/or vested based wholly or in part upon the achievement of a Financial Reporting Measure. For purposes of this Policy, “Incentive-based Compensation” shall also be deemed to include any amounts which were determined based on (or were otherwise calculated by reference to) Incentive-based Compensation (including, without limitation, any amounts under any long-term disability, life insurance or supplemental retirement or severance plan or agreement or any notional account that is based on Incentive-based Compensation, as well as any earnings accrued thereon). Nasdaq Means the NASDAQ Global Select Market, or any successor thereof. Recoupment Period Means the three fiscal years completed immediately preceding the date of any applicable Recoupment Trigger Date. Notwithstanding the foregoing, the Recoupment Period additionally includes any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years, provided that a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year that compromises a period of nine (9) to twelve (12) months would be deemed a completed fiscal year. Recoupment Trigger Date Means the earlier of (i) the date that the Board (or a committee thereof or the officer(s) of the Company authorized to take such action if Board action is not required, such as the Company’s Audit Committee) concludes, or reasonably should have concluded, that the Company is required to prepare a Financial Restatement, and (ii) the date on which a court, regulator or other legally authorized body causes the Company to prepare a Financial Restatement.

<Classification> - Copyright © 2023 Millicom International Cellular S.A., all rights reserved. Page 5 of 8 #96962416v6 4 POLICY REQUIREMENTS 4.1 Recoupment of Erroneously Awarded Compensation (a) In the event of a Financial Restatement, if the amount of any Covered Compensation received by a Covered Executive (the “Awarded Compensation”) exceeds the amount of such Covered Compensation that would have otherwise been received by such Covered Executive if calculated based on the Financial Restatement (the “Adjusted Compensation”), the Company shall reasonably promptly recover from such Covered Executive an amount equal to the excess of the Awarded Compensation over the Adjusted Compensation, each calculated on a pre-tax basis (such excess amount, the “Erroneously Awarded Compensation”). (b) If (i) the Financial Reporting Measure applicable to the relevant Covered Compensation is stock price or total shareholder return (or any measure derived wholly or in part from either of such measures) and (ii) the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the Financial Restatement, then the amount of Erroneously Awarded Compensation shall be determined (on a pre-tax basis) based on the Company’s reasonable estimate of the effect of the Financial Restatement on the Company’s stock price or total shareholder return (or the derivative measure thereof) upon which such Covered Compensation was received. (c) For the avoidance of doubt, the Company’s obligation to recover Erroneously Awarded Compensation is not dependent on (i) if or when the restated financial statements are filed; or (ii) any fault of any Covered Executive for the accounting errors or other actions leading to a Financial Restatement. (d) The Company shall not indemnify any Covered Executive, directly or indirectly, for any losses that such Covered Executive may incur in connection with the recovery of Erroneously Awarded Compensation pursuant to this Policy, including through the payment of insurance premiums or gross-up payments. (e) The Committee shall determine, in its sole discretion, the manner and timing in which any Erroneously Awarded Compensation shall be recovered from a Covered Executive in accordance with applicable law, including, without limitation, by (i) requiring reimbursement of Covered Compensation previously paid in cash; (ii) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity or equity-based awards; (iii) offsetting the Erroneously Awarded Compensation amount from any compensation otherwise owed by the Company or any of its affiliates to the Covered Executive; (iv) cancelling outstanding vested or unvested equity or equity-based awards; and/or (v) taking any other remedial and recovery action permitted by applicable law. For the avoidance of doubt, except as set forth in Section 4.1(d), in no event may the Company accept an amount that is less than the amount of Erroneously Awarded Compensation; provided that, to the extent necessary to avoid any adverse tax consequences to the Covered Executive pursuant to Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any offsets against amounts under any nonqualified deferred compensation plans (as defined under Section 409A of the Code) shall be made in compliance with Section 409A of the Code. 4.2 Interpretation Notwithstanding anything to the contrary herein, this Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Section 5608 of the Nasdaq Listing Rules (and any applicable regulations, administrative interpretations or stock market or exchange rules and regulations adopted in connection

<Classification> - Copyright © 2023 Millicom International Cellular S.A., all rights reserved. Page 6 of 8 #96962416v6 therewith). The provisions of this Policy shall be interpreted in a manner that satisfies such requirements and this Policy shall be operated accordingly. If any provision of this Policy would otherwise frustrate or conflict with this intent, the provision shall be interpreted and deemed amended so as to avoid such conflict. 4.3 Other Compensation Clawback/Recoupment Rights Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies, rights or requirements with respect to the clawback or recoupment of any compensation that may be available to the Company pursuant to the terms of any other recoupment or clawback policy of the Company (or any of its affiliates) that may be in effect from time to time, any provisions in any employment agreement, offer letter, equity plan, equity award agreement or similar plan or agreement, and any other legal remedies available to the Company, as well as applicable law, stock market or exchange rules, listing standards or regulations; provided, however, that any amounts recouped or clawed back under any other policy that would be recoupable under this Policy shall count toward any required clawback or recoupment under this Policy and vice versa; provided, further, that this Policy shall supersede and replace the Prior Policy with respect to any compensation that is received on or after the Effective Date. 4.4 Exempt Compensation Notwithstanding anything to the contrary herein, the Company has no obligation to seek recoupment of amounts paid to a Covered Executive which are granted, vested or earned based solely upon the occurrence or non-occurrence of nonfinancial events, operational goals (that are not Financial Reporting Measures) or discretionary individual performance measures. Such exempt compensation includes, without limitation, base salary, time-vesting awards, compensation awarded on the basis of the achievement of metrics that are not Financial Reporting Measures or compensation awarded solely at the discretion of the Committee or the Board, provided that such amounts are in no way contingent on, and were not in any way granted on the basis of, the achievement of any Financial Reporting Measure performance goal. 4.5 Miscellaneous (a) Any applicable award agreement or other document setting forth the terms and conditions of any compensation covered by this Policy shall be deemed to include the restrictions imposed herein and incorporate this Policy by reference and, in the event of any inconsistency, the terms of this Policy will govern. For the avoidance of doubt, this Policy applies to all compensation that is received by a Covered Executive on or after the Effective Date, regardless of the date on which the award agreement or other document setting forth the terms and conditions of the Covered Executive’s compensation became effective, including, without limitation, compensation received under Company’s Short-Term Incentive Plan, the Company’s Deferred Short Term Incentive Share Plan, the Company’s Market Stock Units Plan, the Company’s Long-Term Incentive Performance Share Plan and any successor plan to each of the foregoing. (b) This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives. (c) All issues concerning the construction, validity, enforcement and interpretation of this Policy and all related documents, including, without limitation, any employment agreement, offer letter, equity award agreement or similar agreement, shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions

<Classification> - Copyright © 2023 Millicom International Cellular S.A., all rights reserved. Page 7 of 8 #96962416v6 (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than State of Florida. (d) The Covered Executives, their beneficiaries, executors, administrators and any other legal representative and the Company shall initially attempt to resolve all claims, disputes or controversies arising under, out of or in connection with this Policy by conducting good faith negotiations amongst themselves. To ensure the timely and economical resolution of disputes that arise in connection with this Policy, any and all disputes, claims or causes of action arising from or relating to the enforcement, performance or interpretation of this Policy shall be resolved to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, in Miami-Dade County, Florida, under the auspices of either the American Arbitration Association ("AAA"), Judicial Arbitration & Mediation Services ("JAMS"), or any other arbitration service to which the parties agree, with the designation of the sponsoring organization to be made by the party who did not initiate the claim, under the applicable rules of AAA, JAMS or such other arbitration service to which the parties agree. To the fullest extent permitted by law, the Covered Executives, their beneficiaries, executors, administrators and any other legal representative and the Company, shall waive (and shall hereby be deemed to have waived) (1) the right to resolve any such dispute through a trial by jury or judge or administrative proceeding; and (2) any objection to arbitration taking place in Miami-Dade County, Florida. The arbitrator shall: (i) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (ii) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that any party would be entitled to seek in a court of law. Any such award rendered shall be enforceable by any court having jurisdiction and, to the fullest extent permitted by law, the Covered Executives, their beneficiaries, executors, administrators and any other legal representative and the Company shall waive (and shall hereby be deemed to have waived) the right to resolve any such dispute regarding enforcement of such award through a trial by jury. (e) If any provision of this Policy is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. 5 EXCEPTIONS Notwithstanding anything to the contrary in Sections 4.1(a) through (c) hereof, the Company shall not be required to recover any Erroneously Awarded Compensation if both (x) the conditions set forth in either of the following clauses (a), (b) or (c) are satisfied and (y) the Board’s committee of independent directors responsible for executive compensation decisions (or, in the absence of such a committee, a majority of the independent directors serving on the Board) has determined that recovery of the Erroneously Awarded Compensation would be impracticable: (a) the direct expense paid to a third party to assist in enforcing the recovery of the Erroneously Awarded Compensation under this Policy would exceed the amount of such Erroneously Awarded Compensation to be recovered; provided that, before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation pursuant to this Section 5, the Company shall have first made a

<Classification> - Copyright © 2023 Millicom International Cellular S.A., all rights reserved. Page 8 of 8 #96962416v6 reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s) to make such recovery and provide that documentation to the Nasdaq; (b) recovery of the Erroneously Awarded Compensation would violate Luxembourg law to the extent such law was adopted prior to November 28, 2022 (provided that, before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation pursuant to this Section 5(b)), the Company shall have first obtained an opinion of home country counsel of Luxembourg, that is acceptable to the Nasdaq, that recovery would result in such a violation, and the Company must provide such opinion to the Nasdaq; or (c) recovery of the Erroneously Awarded Compensation would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Sections 401(a)(13) or 411(a) of the Code. 6 ENFORCEMENT This Policy shall be administered by the Committee. All decisions of the Committee made in compliance with this Policy and applicable laws shall be final, conclusive and binding upon the Company and the Covered Executives, their beneficiaries, executors, administrators and any other legal representative. The Committee shall have full power and authority to (i) administer and interpret this Policy; (ii) correct any defect, supply any omission and reconcile any inconsistency in this Policy; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Policy and to comply with applicable law (including Section 10D of the Exchange Act) and applicable stock market or exchange rules and regulations. Notwithstanding anything to the contrary contained herein, to the extent permitted by Section 10D of the Exchange Act and Section 5608 of the Nasdaq Listing Rules, the Board may, in its sole discretion, at any time and from time to time, administer this Policy in the same manner as the Committee. This policy shall become effective on the Effective Date, which is the date on which Section 5608 of the Nasdaq Listing Rules becomes effective. Subject to Section 10D of the Exchange Act and Section 5608 of the Nasdaq Listing Rules, this Policy may be amended or terminated by the Committee at any time subject to such shareholder approval as may be required. To the extent that any applicable law, or stock market or exchange rules or regulations require recovery of Erroneously Awarded Compensation in circumstances in addition to those specified herein, nothing in this Policy shall be deemed to limit or restrict the right or obligation of the Company to recover Erroneously Awarded Compensation to the fullest extent required by such applicable law, stock market or exchange rules and regulations. Unless otherwise required by applicable law, this Policy shall no longer be effective from and after the date that the Company no longer has a class of securities publicly listed on a United States national securities exchange.